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                                                                    EXHIBIT 10.3
                                                                    ------------
                         CONSULTING SERVICES AGREEMENT


         This Agreement is made as of February _, 1997, among CAF HOLDINGS, INC., a Virginia corporation ("Holdings") and COLLINS & AIKMAN FLOORCOVERINGS, INC., a Delaware corporation ("Floorcoverings") and QUAD-C, INC., a Delaware corporation (the "Consultant").

                                   RECITALS:

         A. Floorcoverings is engaged in the business of designing, manufacturing and distributing carpet and other floorcoverings for installation in buildings and other structures (the "Business"). Holdings owns all of the outstanding common stock of Floorcoverings.

         B. Consultant has expertise in the management and operation of businesses and Holdings desires that they provide consulting services to the Business.

         NOW, THEREFORE, the parties agree as follows:

         1. Retention as Consultant. Holdings and Floorcoverings hereby retain
            -----------------------
Consultant to render certain consulting and advisory services to Holdings and Floorcoverings and Consultant hereby agrees to perform the services described herein.

         2. Term. The initial term of this Agreement shall be the period
            ----
commencing on the date hereof and ending January 31, 1999. This Agreement shall automatically renew for additional one-year periods unless it is terminated by either party by giving written notice of termination to the other party at least 90 days before the end of the initial term or 90 days before the end of each one-year renewal period, as the case may be.

         3. Duties. During the term hereof, Consultant shall consult with and
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advise each of Holdings and Floorcoverings on matters relating to the Business, including, without limitation, matters relating to the financing, taxation, operations and development of the Business and such other advice as may be requested by any of them. If elected, representatives of the Consultant will serve, without additional compensation, as directors and/or officers of Holdings and/or Floorcoverings, and will perform the functions of corporate secretary.

         4. Compensation. During the term of this Agreement, subject to the
            ------------
provisions of the Company's senior credit facility, Holdings and Floorcoverings shall pay Consultant an aggregate of $350,000 per year, payable in equal quarterly installments in arrears on the last business day of each quarter.

         Holdings and Floorcoverings shall also reimburse Consultant for all reasonable out-of-pocket expenses as incurred by Consultant in the performance of services hereunder. Such expenses shall be reimbursed promptly upon receipt by Holdings or Floorcoverings, as the case may be, of expense statements or other supporting documentation.
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         5. Independent Contractor. Consultant is an independent contractor and
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nothing in this Agreement shall be construed or inferred to imply that
Consultant or any affiliate of Consultant is a partner or joint venturer with, or an agent or employee of, Holdings or Floorcoverings. All employees, agents or representatives employed by or used by Consultant in its performance of this Agreement shall be the employees, agents and representatives of Consultant and not Holdings or Floorcoverings, except if Holdings or Floorcoverings expressly hires such persons as its employees, agents or representatives.

         6. Notices. Any notice required or permitted hereunder shall be deemed
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to have been given or made only if in writing and either delivered or sent by hand delivery, express delivery, or courier service, or prepaid registered or certified mail, return receipt requested, addressed as follows:

         If to Holdings:

                  CAF Holdings, Inc.
                  c/o Quad-C, Inc.
                  230 East High Street
                  Charlottesville, Virginia  22902
                  Attention: Stephen M. Burns

         If to Floorcoverings:

                  Collins & Aikman Floorcoverings, Inc.
                  311 Smith Industrial Boulevard
                  Dalton, Georgia 30722
                  Attention: President

         If to Consultant:

                  Quad-C, Inc.
                  230 East High Street
                  Charlottesville, Virginia  22902
                  Attention: Stephen M. Burns

         The date of delivery, or the date of mailing of any such notice shall be deemed to be the date on which the same was given. Any of the parties may change its address for the purpose of notice by giving like notice in accordance with the provisions of this Section.

         7. Entire Agreement, Etc. This Agreement contains the entire agreement
            ---------------------
between the parties hereto and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof.

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         8. Governing Law. This Agreement shall be governed, construed by and
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enforced in accordance with the laws of the Commonwealth of Virginia.


                                            CAF HOLDINGS, INC.


                                            By:
                                                 ---------------------------
                                            Title:
                                                  -------------------------


                                            COLLINS & AIKMAN FLOORCOVERINGS, INC


                                            By:
                                                 ---------------------------
                                            Title:
                                                  -------------------------


                                            QUAD-C, INC.


                                            By:
                                                 ---------------------------
                                            Title:
                                                   -------------------------

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